Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed on December 8, 2014 pertaining to the Whiting Petroleum Corporation 2013 Equity Incentive Plan of our report dated February 27, 2014 with respect to the consolidated financial statements of Kodiak Oil & Gas Corp., which appears as Exhibit 99.2 in Whiting Petroleum Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2014.

/s/ Ernst & Young LLP
Ernst & Young LLP

Denver, Colorado
December 5, 2014